CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                  (After Issuance of Stock)

                          Filed by:

                            Charger Ventures Inc.
                             Name of Corporation

We the undersigned      President       and            Secretary        of
                    President or Vice                 Secretary or
                        President                 Assistant Secretary


   Charger Ventures Inc.      do hereby certify:
    Name of Corporation

That the Board of Directors of said corporation at a meeting duly convened, held on the

27th  day of  March, 2000     adopted  a  resolution  to  amend  the  original
                              articles as

follows:

Article   1  is hereby amended to read as follows:

The name of the corporation is Global Industrial Services Inc.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4,020,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                   /s/ Terry Kirby
                                   President or Vice President

                                   /s/ Terry Kirby
                                   Secretary or Assistant Secretary